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As filed with the Securities and Exchange Commission on July 19, 2001

Registration No. 333-50820

SECURITIES AND EXCHANGE COMMISSION

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DMC STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0016028 (I.R.S. Employer Identification Number)

Sam Smookler
President and Chief Executive Officer
DMC Stratex Networks, Inc.
170 Rose Orchid Way
San Jose, California 95134
(408) 943-0777
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

With Copies to:

Eda S.L. Tan, Esq. Russell J. Wood, Esq. Jaclyn Liu, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105-2482 (415) 268-7000	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3574

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

    This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 includes a prospectus supplement that amends and supplements the prospectus dated December 7, 2000, also included herein.

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SUBJECT TO COMPLETION. DATED       , 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Post Effective Amendment No. 1 to Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT TO PROSPECTUS
DATED DECEMBER 7, 2000.

DMC STRATEX NETWORKS, INC.

Up to $40,000,000 Aggregate Gross Proceeds
From the Sale of Common Stock

Structured Term Equity Program (STEP) (sm)

Pursuant to a structured term equity program underwriting agreement, dated July  , 2001 (the "underwriting agreement"), between us and CIBC World Markets, as underwriter, we have agreed to sell, and the underwriter has agreed to purchase, up to a number of shares of common stock from time to time, the sale of which, in the manner contemplated by the underwriting agreement, would result in up to $40,000,000 in aggregate gross proceeds to us, during the two year period ending        , 2003, provided that the aggregate number of shares of common stock to be sold by us pursuant to the underwriting agreement will not exceed 7,300,000.

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  On any trading day during this two year period, we may elect, by giving the underwriter a purchase notice to that effect, to issue and sell to the underwriter, during a term of five trading days immediately following the date of the purchase notice (the "drawdown term"), a number of shares of common stock that is equal to 10% or such other greater percentage that may be mutually agreed upon by us and the underwriter prior to the time we give the underwriter the purchase notice, not to exceed, in any case, 15% of the trading volume of our common stock that is trading at or above the threshold price (as defined below) (the "agreed volume") on the Nasdaq National Market for each day of the drawdown term during a period commencing at 10:00 a.m. eastern standard time and ending at 3:30 p.m. eastern standard time (the "determination period"), provided that any block trades of 100,000 or more shares of our common stock that are completed during the determination period will be excluded in calculating the agreed volume. After we give the underwriter a purchase notice, we may not give the underwriter a subsequent purchase notice unless at least five trading days have elapsed following the end of the most recent drawdown term, unless we and the underwriter mutually agree otherwise.

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  We will specify a minimum sale price per share (the "threshold price") at which we are willing to sell shares of our common stock to the underwriter on each day of the drawdown term. We will not sell, and the underwriter will have no obligation to purchase from us, any shares of common stock at any time that the trading price of our common stock on the Nasdaq National Market is less than the threshold price.

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  We will give the underwriter a written notice (each such notice, a "takedown notice") of the commencement of any offering of any securities that may be sold pursuant to the accompanying prospectus (other than pursuant to the transactions contemplated by the underwriting agreement), no later than 8:30 a.m. eastern standard time on the date of such commencement. In the event that we deliver a takedown notice to the underwriter during the course of the day of any drawdown term, then such drawdown term will terminate effective as of the end of the determination period of such day and the underwriter will have no obligation to purchase any shares of common stock from us during the remaining portion, if any, of such drawdown term. We may give the underwriter a new purchase notice only after five trading days have elapsed following the date of the pricing of any offering of securities covered by the most recent takedown notice delivered to the underwriter, unless we and the underwriter mutually agree otherwise.

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  If shares of our common stock trade at or above the threshold price at all times during the determination period of any day of the drawdown term, then the underwriter will purchase from us, a number of shares equal to the agreed volume during such determination period at a purchase price per share equal to the volume weighted average price at which our common stock traded on the Nasdaq National Market during such determination period, as reported on Bloomberg LP, page VAP immediately after the end of such determination period, less an underwriting discount of 5%.

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  If shares of our common stock trade at or above the threshold price at certain times (but not at all times) during the determination period of any day of the drawdown term, then the underwriter will purchase from us, a number of shares equal to the agreed volume at a purchase price per share equal to the volume weighted average of the prices per share at which our common stock traded on the Nasdaq National Market during those times of such determination period in which the shares of common stock traded at or above the threshold price, as reported on Bloomberg LP, page TSM immediately after the end of such determination period, less an underwriting discount of 5%.

Our common stock sold under the underwriting agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding proceeds which will be raised or commissions to be paid are impossible to determine.

You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

Our common stock is listed on the Nasdaq National Market under the symbol "STXN." The closing price for our common stock on Nasdaq National Market on July 18, 2001 was $7.97.

See "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 4 of the attached prospectus, dated December 7, 2000, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

CIBC World Markets

The date of this prospectus supplement is            , 2001.

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Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT	S-4
ABOUT DMC STRATEX NETWORKS, INC.	S-5
RISK FACTORS	S-5
FORWARD LOOKING STATEMENTS	S-13
USE OF PROCEEDS	S-14
MANAGEMENT	S-15
UNDERWRITING	S-16
LEGAL MATTERS	S-18
EXPERTS	S-18
Prospectus
PROSPECTUS SUMMARY	3
RISK FACTORS	4
FORWARD LOOKING STATEMENTS	11
USE OF PROCEEDS	12
RATIO OF EARNINGS TO FIXED CHARGES	12
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF COMMON STOCK	22
DESCRIPTION OF SECURITIES WARRANTS	24
PLAN OF DISTRIBUTION	27
LEGAL OPINIONS	28
EXPERTS	28
WHERE YOU CAN FIND MORE INFORMATION ABOUT US	28

ABOUT THIS PROSPECTUS SUPPLEMENT

    You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about us and about this offering of our common stock and the accompanying prospectus contains information about us and our securities generally. This prospectus supplement updates and supplements certain information in the accompanying prospectus, including information described under the heading "Risk Factors" on page 4 of the accompanying prospectus. You should rely only on the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with different information.

    Unless we indicate otherwise, references to "we," "us," "our" and DMC Stratex Networks, Inc. mean DMC Stratex Networks, Inc. and its subsidiaries. This prospectus supplement contains trademarks of DMC Stratex Networks, Inc. and may contain trademarks, tradenames and services marks of other parties. Information contained on our Internet site is not a part of this prospectus supplement or any other prospectus supplement issued subsequently.

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ABOUT DMC STRATEX NETWORKS, INC.

    DMC Stratex Networks, Inc., formerly known as Digital Microwave Corporation, was organized as a corporation in 1987 under the laws of the State of Delaware. In August, 2000, we changed our name from Digital Microwave Corporation to DMC Stratex Networks, Inc.

    We design, manufacture and market advanced wireless solutions for worldwide telephone network interconnection and broadband wireless access. We provide our customers with a broad product line, which contains products that operate using a variety of transmission frequencies, ranging from 0.3 GigaHertz (GHz) to 38 GHz, and a variety of transmission capacities, typically ranging from 64 Kilobits to 2XOC-3 or 311 Megabits per second (Mbps).

    We design our products to meet the requirements of mobile communications networks and fixed broadband access networks worldwide. Our broad product line allows us to market and sell our products to service providers in many locations worldwide with varying interconnection and access requirements. Our products typically enable our customers to deploy and expand their wireless infrastructure and market their services rapidly to subscribers, so that service providers can realize a return on their investments in frequency allocation licenses and network equipment. We have sold over 211,000 microwave radios, which have been installed in over 90 countries.

RISK FACTORS

    You should carefully consider the following risk factors and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock. Investing in our common stock involves a high degree of risk. The risks and uncertainties described below may not be the only ones we face. If any of the following risks actually occur, our business could be harmed and the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

The unpredictability of our quarter-to-quarter results may harm the trading price of our common stock.

    Our quarterly operating results may vary significantly in the future for a variety of reasons, many of which are outside of our control, and any of which may harm our business. These factors include:

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  volume and timing of product orders received and delivered during the quarter;

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  our ability and the ability of our key suppliers to respond to changes made by customers in their orders;

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  timing of new product introductions by us or our competitors;

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  changes in the mix of products sold by us;

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  cost and availability of components and subsystems;

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  downward pricing pressure on our products;

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  adoption of new technologies and industry standards;

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  competitive factors, including pricing, availability and demand for competing products;

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  ability of our customers to obtain financing to enable their purchase of our products;

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  fluctuations in foreign currency exchange rates;

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  regulatory developments; and

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  general economic conditions in the United States and internationally.

    Our quarterly results are difficult to predict and delays in product delivery or closing of a sale can cause revenues and net income to fluctuate significantly from anticipated levels. In addition, we may increase spending in response to competition or to pursue new market opportunities. Accordingly, we cannot assure you that we will be able to sustain profitability in the future, particularly on a quarter-to-quarter basis.

We may experience difficulties and unanticipated costs in closing and relocating our operations in Seattle, Washington to our San Jose, California facility.

    In response to the severe economic downturn in the United States and our desire to consolidate our business, on June 29, 2001 we announced plans to close and relocate our operations in Seattle, Washington to our San Jose, California facility. We currently anticipate that this consolidation will be completed by September 30, 2002. The closure and relocation of our Seattle facility will involve significant difficulties and challenges, including the retention of qualified personnel who will be able to continue specific product lines previously manufactured at our Seattle facility, the risk that our San Jose facility will be unable to accommodate the additional manufacturing and distribution demands resulting from the overflow from our Seattle operations and the diversion of our management's attention during the consolidation process from our core business operations. We expect to record related charges in connection with the closure and relocation of our Seattle facility in the first quarter of fiscal year 2002. The costs relating to the closure and relocation of our Seattle facility may be greater than anticipated, and we may fail to allocate sufficient resources for the closure and relocation. Furthermore, we cannot assure you that the consolidation process will be successful or successfully completed in the second quarter of fiscal year 2002, or that the anticipated benefits of the consolidation, including, improved productivity, elimination of redundant overhead costs and increased profitability, will be fully realized, if realized at all.

Because a significant amount of our revenues comes from a few customers, the termination of any of these customer relationships may harm our business.

    Although no one customer accounted for more than 10% of our net sales during fiscal year 2001, sales of our products are concentrated in a small number of customers. As of March 31, 2001, three of our customers accounted for 39% of our backlog and one of these customers accounted for 25% of our March 31, 2001 backlog. The worldwide telecommunications industry is dominated by a small number of large corporations, and we expect that a significant portion of our future product sales will continue to be concentrated in a limited number of customers. In addition, our customers typically are not contractually obligated to purchase any quantity of products in any particular period and products sales to major customers have varied widely from period to period. In addition, as a result of the global tightening of the capital markets for the telecommunications and mobile cellular projects in the first half of 2001, the demand for our products and services has decreased and may continue to decrease. The loss of any existing customer, a significant reduction in the level of sales to any existing customer, or our inability to gain additional customers could result in significant revenue shortfalls. If these revenue shortfalls occur, our business, financial condition, and results of operations would be harmed.

Due to our significant volume of international sales, we are susceptible to a number of political, economic and geographic risks that could harm our business if they occur.

    We are highly dependent on sales to customers outside the United States. During the fiscal years 1999, 2000 and 2001, sales to international customers accounted for 87%, 79% and 69% of our net sales, respectively. We expect that international sales will continue to account for the majority of our net product sales for the foreseeable future. As a result, the occurrence of any international political, economic or geographic events that adversely affects our business could result in significant revenue

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shortfalls. These revenue shortfalls could cause our business, financial condition and results of operations to be harmed. Some of the risks and challenges of doing business internationally include:

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  unexpected changes in regulatory requirements;

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  fluctuations in foreign currency exchange rates;

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  imposition of tariffs and other barriers and restrictions;

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  management and operation of an enterprise spread over various countries;

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  burden of complying with a variety of foreign laws; and

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  general economic and geopolitical conditions, including inflation and trade relationships.

Our average sales prices are declining, which is decreasing our gross profit margins.

    Currently, manufacturers of digital microwave telecommunications equipment are experiencing, and are likely to continue to experience, intense price pressure, which has resulted, and is expected to continue to result, in downward pricing pressure on our products. As a result, we have experienced, and expect to continue to experience, declining average sales prices for our products. Our future profitability is dependent upon our ability to improve manufacturing efficiencies, reduce costs of materials used in our products, and to continue to introduce new products and product enhancements. Our inability to respond to increased price competition will harm our business, financial condition and results of operations. Since our customers frequently negotiate supply arrangements far in advance of delivery dates, we must often commit to price reductions for our products before we are aware of how, or if, cost reductions can be obtained. As a result, current or future price reduction commitments could, and any inability by us to respond to increased price competition would, harm our business, financial condition and results of operations.

Competition could harm our ability to maintain or improve our position in the market and could decrease our revenues.

    The wireless interconnection and access business is a specialized segment of the wireless telecommunications industry and is extremely competitive, and we expect that competition will increase. Many of our competitors have more extensive engineering, manufacturing and marketing capabilities and significantly greater financial, technical, and personnel resources than us. In addition, some of our competitors may have greater name recognition, broader product lines, a larger installed base of products and longer-standing customer relationships. Our existing and potential competitors include established and emerging companies, such as Alcatel, Ceragon, L.M. Ericsson, Microwave Communications Division of Harris Corporation, NEC, Nera, Nokia, P-COM, Inc, Sagem, SIAE, Siemens AG, and Triton Network Systems, as well as several private companies currently in the startup stage. Some of our competitors have product lines that compete with ours, and are also original equipment manufacturerers (OEMs) through which we market and sell our products. Some of our largest customers could internally develop the capability to manufacture products similar to those manufactured by us and, as a result, their demand for our products and services may decrease.

    We believe that our ability to compete successfully will depend on a number of factors both within and outside our control, including price, quality, availability, customer service and support, breadth of product line, product performance and features, rapid time-to-market delivery capabilities, reliability, timing of new product introductions by us, our customers and our competitors, and the ability of our customers to obtain financing. We cannot assure you that we will have the financial resources, technical expertise, or marketing, sales, distribution, and customer service and support capabilities to compete successfully.

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If we fail to manage our internal development or successfully integrate acquired businesses, we may not effectively manage our growth and our business may be harmed.

    Future growth of our operations depends, in part, on our ability to introduce new products and enhancements to existing products to meet the emerging trends in our industry. We have pursued, and will continue to pursue, growth opportunities through internal development, minority investments and acquisitions of complementary businesses and technologies. We are unable to predict whether and when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed and successfully integrated. Once integrated, acquired businesses may not achieve comparable levels of revenues, profitability or productivity as our existing business or otherwise perform as expected. Also, acquisitions may involve difficulties in the retention of personnel, diversion of management's attention, risks of our customers and customers of acquired businesses deferring purchase decisions as they evaluate the impact of the acquisition, unexpected legal liabilities, and tax and accounting issues. Our failure to manage growth effectively could harm our business, financial condition and results of operations.

    In addition, we compete for acquisition and expansion opportunities with many entities that have substantially greater resources than us. Furthermore, any acquisition we complete may encourage certain of our competitors to enter into additional business combinations, to accelerate product development, or to engage in aggressive price reductions or other competitive practices, thereby creating even more powerful or aggressive competitors.

Because of intense competition for highly skilled personnel, we may not be able to recruit and retain qualified personnel.

    Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of our key engineering personnel and executive officers, including Charles D. Kissner, who currently serves as our Chairman of the Board, and Sam Smookler, who currently serves as our Chief Executive Officer and President. The loss of any key personnel could harm our business. Our prospects depend upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales and management personnel for our operations. Competition for personnel is intense and we may not be successful in attracting or retaining qualified personnel. The failure of any key employee to perform in his or her current position or our inability to attract and retain qualified personnel could harm our business and deter our ability to expand our business.

Because of the severe economic downturn in the United States economy, and bankruptcies and financial difficulties in the competitive local exchange carrier business, the demand for our products and services may decrease.

    Due to the rapid and increasingly severe economic downturn in the United States, as well as, the global tightening of the capital markets for the telecommunications and mobile cellular projects in the first half of 2001, our business opportunities in the United States, Europe, Asia and other countries and geographic regions where we conduct business have diminished. To the extent that the economic downturn continues, the demand for our products and services will decrease further in these countries and geographical regions. Due in part to the economic downturn, we closed our Seattle, Washington facility, and undertook a reduction of work force of approximately 30%, both in the first quarter of fiscal year 2002. In addition, the competitive local exchange carrier (CLEC) business in the United States accounted for approximately 25% of our total revenues in Fiscal 2001. Recently, several of our major customers in this market, such as Winstar and Teligent, declared Chapter 11 bankruptcy. Winstar and Teligent collectively accounted for 13% of our sales revenues for fiscal year 2001. As a result, we expect little, if any, business from the CLEC market in fiscal year 2002. This may result in a significant revenue decline in fiscal year 2002 as compared to fiscal year 2001.

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Financial difficulties confronting our customers expose us to increased credit risks and may decrease our revenues.

    Competitive local exchange carriers (CLECs), which comprise a significant segment of our customers, faced severe financial difficulties in fiscal year 2001. As a result, our revenues were exposed to greater risks related to customer credit than they have been in recent periods. For fiscal year 2001, we took a reserve against receivables of $22.0 million for receivables that we were unable to collect from CLECs in the United States. In future periods if the economic downturn continues, we may be forced to take additional reserves for customers, in addition to our CLEC customers, if they fail to pay. We cannot assure you that the measures we have in place to monitor and mitigate customer credit risks will accurately identify and evaluate potential credit risk and, as a result, we may fail to take adequate reserves.

Lack of component availability or the inability of our subcontractors to perform, or our key suppliers to manufacture and deliver our products, could cause our products to be produced in an untimely or unsatisfactory manner.

    Our manufacturing operations are highly dependent upon the delivery of materials by outside suppliers in a timely manner. Also, we depend in part upon subcontractors to assemble major components and subsystems used in our products in a timely and satisfactory manner. We do not generally enter into long-term or volume purchase agreements with any of our suppliers, and we cannot assure you that such materials, components and subsystems will be available to us at such time and in quantities we require, if at all. In addition, due to the rapid and increasingly severe economic downturn, our suppliers have experienced and are continuing to experience various financial difficulties which may impact their ability to supply the materials, components and subsystems that we require. Our inability to develop alternative sources of supply quickly and on a cost-effective basis could materially impair our ability to manufacture and deliver our products to our customers in a timely manner. We cannot assure you that we will not experience material supply problems or component or subsystem delays in the future.

If we are unable to protect our intellectual property rights adequately, we may be deprived of legal recourse against those who misappropriate our intellectual property.

    Our ability to compete will depend, in part, on our ability to obtain and enforce intellectual property protection for our technology in the United States and internationally. We currently rely upon a combination of trade secrets, patents and contractual rights to protect our intellectual property. For example, we presently have six patents and one pending patent covering our products. In addition, we enter into confidentiality and invention assignment agreements with our employees, and enter into non-disclosure agreements with our suppliers and appropriate customers so as to limit access to and disclosure of our proprietary information. We cannot assure you that any steps taken by us will be adequate to deter misappropriation or impede independent third party development of similar technologies. In the event that such intellectual property arrangements are insufficient, our business, financial condition and results of operations could be harmed. Moreover, we have significant operations in the United Kingdom and New Zealand, and our business is highly dependent on sales to customers outside the United States. We cannot assure you that the protection provided to our intellectual property by the laws and courts of foreign nations will be substantially similar to the remedies available under United States law or that third parties will not assert infringement claims against us based on foreign intellectual property rights and laws that are different from those established in the United States.

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Defending against intellectual property infringement claims could be expensive and could disrupt our business.

    The wireless telecommunications industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in often protracted and expensive litigation. We may in the future be notified that we are infringing certain patent or other intellectual property rights of others. Such litigation or claim could result in substantial costs and diversion of resources. In the event of an adverse result of any such litigation, we could be required to pay substantial damages, cease the licensing of allegedly infringing technology or the sale of allegedly infringing products, expend significant resources to develop non-infringing technology or to obtain licenses for the infringing technology. We cannot assure you that we would be successful in developing such non-infringing technology or that any license for the infringing technology would be available to us on commercially reasonable terms, if at all.

If sufficient radio frequency spectrum is not allocated for use by our products, and we fail to obtain regulatory approval for our products, our ability to market our products may be restricted.

    Radio communications are subject to regulation by United States and foreign laws and international treaties. Generally, our products must conform to a variety of United States and international requirements established to avoid interference among users of transmission frequencies and to permit interconnection of telecommunications equipment. Any delays in compliance with respect to our future products could delay the introduction of such productions.

    In addition, both in the United States and internationally, we are affected by the allocation and auction of the radio frequency spectrum by governmental authorities. Such governmental authorities may not allocate sufficient radio frequency spectrum for use by our products or we may not be successful in obtaining regulatory approval for our products from these authorities. Historically, in many developed countries, the unavailability of frequency spectrum has inhibited the growth of wireless telecommunications networks. In addition, to operate in a jurisdiction, we must obtain regulatory approval for our products. Each jurisdiction in which we market our products has its own regulations governing radio communications. Products that support emerging wireless telecommunications services can be marketed in a jurisdiction only if permitted by suitable frequency allocations, auctions and regulations, and the process of establishing new regulations is complex and lengthy.

If we fail to maintain our relationships with original equipment manufacturers, our distribution channels could be harmed, which could cause our revenues to decrease.

    We have relationships with original equipment manufacturer base station suppliers and in selected countries we also market our products through independent agents and distributors. These relationships increase our ability to pursue the limited number of major contract awards each year. In addition, these relationships are intended to provide our customers with easier access to financing and to integrated systems providers with a variety of equipment and service capabilities. We may not be able to continue to maintain and develop these relationships or, if these relationships are developed, they may not be successful. Our inability to establish or maintain these distribution relationships could restrict our ability to market our products and thereby result in significant revenue shortfalls. If these revenue shortfalls occur, our business, financial condition or results of operations may be harmed.

Increasing energy costs and power outages which currently impact companies in California may adversely effect our California facilities.

    We conduct most of our operations in the state of California and rely on a continuous power supply to conduct operations. California's current energy crisis could substantially disrupt our operations and increase our expenses. California has recently implemented, and may in the future

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continue to implement, rolling blackouts throughout the state. If blackouts interrupt our power supply, we may be temporarily unable to continue operations at our California facilities. Any extended interruption in our ability to continue operations at our California facilities could delay the development of our products and disrupt communications with our customers, suppliers or manufacturing operations. Future interruptions could damage our reputation and could result in lost revenues, either of which could substantially harm our business and results of operations. Furthermore, shortages in wholesale electricity supplies have caused power prices to increase. If wholesale prices continue to increase, our operating expenses will likely increase and negatively affect our operating results.

Risks Related to Our Industry

Our industry is volatile and subject to frequent changes, and we may not be able to respond effectively or in a timely manner to these changes.

    We participate in a highly volatile industry that is characterized by vigorous competition for market share and rapid technological development. These factors could result in aggressive pricing practices and growing competition both from start-up companies and from well-capitalized telecommunication systems providers, which, in turn, could decrease our revenues. In response to changes in our industry and market conditions, we may restructure our activities to more strategically realign our resources. This includes assessing whether we should consider disposing of or otherwise exiting businesses and reviewing the recoverability of our tangible and intangible assets. Any decision to limit investment in our tangible and intangible assets or to dispose of or otherwise exit businesses may result in the recording of accrued liabilities for special charges such as workforce reduction costs. Additionally, accounting estimates with respect to the useful life and ultimate recoverability of our carrying basis of assets could change as a result of such assessments and decisions, and could harm our results of operations.

Consolidation within the telecommunications industry and among suppliers could decrease our revenues.

    The telecommunications industry has experienced significant consolidation among its participants, and we expect this trend to continue. Some operators in this industry have experienced financial difficulty and have, or may, file for bankruptcy protection or be acquired by other operators. Other operators may merge and one or more of our competitors may supply products to such companies that have merged or will merge. This consolidation could result in purchasing decision delays by the merged companies and decrease opportunities for us to supply our products to the merged companies. We may also see similar consolidation among suppliers which may further decrease our opportunity to market and sell our products.

If we fail to develop products that meet our customers' technical specifications on a timely basis, our business may be harmed.

    The existing and potential market for our products and technology are characterized by ever increasing performance requirements, evolving industry standards, rapid technological changes and product obsolesce. These characteristics lead to frequent new products and technology introductions and enhancements, shorter product life cycles and changes in customer demands. We cannot assure you that we will be successful in developing and marketing any of our products currently being developed, that we will not experience difficulties that could further delay or prevent the successful development, introduction and sale of future products, or that these products will adequately meet the requirements of the marketplace and achieve market acceptance.

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We may not successfully adapt to regulatory changes in our industry, which could significantly impact the operation of our business.

    The regulatory environment in which we operate is subject to change. Regulatory changes, which are affected by political, economic and technical factors, could significantly impact our operations by restricting development efforts by us and our customers, making current products and systems in the industry obsolete or increasing the opportunity for additional competition. Any such regulatory changes could harm our business, financial condition and results of operations. It may be necessary or advisable in the future to modify our products to operate in compliance with such regulations. Such modifications could be extremely expensive and time-consuming to complete.

Risks Related to This Offering and Our Stock Price

We may be unable to access all or part of our equity line under the structured term equity program.

    If the trading price of our common stock remains below the threshold price during the determination period of any trading day of the drawdown term, then CIBC World Market will not be obligated to purchase any shares of our common stock trading below the threshold price, and we will not be able to receive the entire amount that we expect to receive during such drawdown term, which, in turn, will reduce the aggregate proceeds to be received by us under the structured term equity program.

The issuance of shares to CIBC World Markets may cause significant dilution to our stockholders or contribute to a perceived risk of dilution.

    The resale by CIBC World Markets of the common stock that it purchases from us will increase the number of our publicly-traded shares, and this dilutive effect could depress the market price of our common stock. Further, because all of the shares of common stock that we sell to CIBC may be resold immediately, the prospect of our sales to CIBC could depress the market price for our common stock. In addition, each share of our common stock will be sold to CIBC with a 5% underwriting discount, we will be required to issue more shares than we would otherwise issue if we were to sell shares of our common stock at the prevailing market price to receive the same amount of cash proceeds. The perceived risk of dilution may cause some of our stockholders to sell their shares or encourage short sales, both of which may contribute to a downward movement in the market price of our common stock.

You will be relying on our management's judgment, with which you may disagree, regarding the use of the net proceeds from this offering.

    We do not have a definite plan with respect to the use of the anticipated net proceeds from this offering, and have not committed the substantial majority of these proceeds to any particular purpose. Accordingly, our management will have broad discretion with respect to the use of the anticipated net proceeds from this offering, and you will be relying on the judgement of our management regarding the application of these proceeds. The principal purpose of this offering is to obtain additional working capital for our business. A portion of the anticipated net proceeds may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Pending the use of the anticipated net proceeds for the above purposes, we intend to invest the proceeds in short-term, interest-bearing, investment grade securities. We cannot assure you that these investments will yield favorable returns. We have only made preliminary determinations as to the amount of net proceeds to be used based upon our current expectations regarding our financial performance and business needs in the future. These expectations may be inaccurate as our financial performance may differ from our current expectations or our business needs may change as our

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business and the industry evolve. As a result, the anticipated net proceeds from this offering may be used in a manner significantly different from our current allocation plans.

Our stock price may be volatile, which may lead to losses by investors and securities litigation.

    Announcements of developments related to our business, announcements by competitors, quarterly fluctuations in our financial results and general conditions in the telecommunications industry in which we compete, or the economies of the countries in which we do business and other factors could cause the price of our common stock to fluctuate, perhaps substantially. In addition, in recent years the stock market has experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. These factors and fluctuations could lower the market price of our common stock.

FORWARD-LOOKING STATEMENTS

    The statements contained in this prospectus supplement that are not historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The safe harbor provisions provided in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934 apply to forward-looking statements we make. These statements can be identified by the use of forward-looking terminology, including "believes," "expects," "may," "will," "should" or "anticipates" or the negative of these terms or other variations or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Numerous factors, including the risk factors discussed above, economic and competitive conditions, timing and volume of incoming orders, shipment volumes, product margins, and foreign exchange rates, could cause actual results to differ materially from those described in these statements, and prospective investors should carefully consider these factors in evaluating these forward-looking statements. These forward-looking statements are based on current expectations, and we assume no obligation to update this information unless in the course of offering the securities, we provide you with another prospectus supplement.

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USE OF PROCEEDS

    The aggregate gross proceeds available to us from this offering will be approximately $40,000,000. However, the common stock sold to the underwriter will be sold at prices related to the prevailing market price for our common stock and for such number of shares as we elect from time to time, and, therefore, the amount of aggregate net proceeds raised may vary significantly from the amount stated. We plan to use the anticipated net proceeds for capital expenditures, working capital and general corporate purposes. We might also use a portion of the anticipated net proceeds for the acquisition of technologies, businesses or products that are complementary to our business, although no such acquisitions currently are planned or being negotiated as of the date of this prospectus supplement, and no portion of the aggregate net proceeds has been allocated for any specific acquisition. Pending such uses, we may invest the net proceeds in short-term investment grade instruments, interest-bearing bank accounts, certificates of deposit, bankers' acceptances, money market securities, obligations of the U.S. government or its federal agencies.

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MANAGEMENT

    The following table sets forth information regarding our executive officers as of June 29, 2001.

Name	Title	Age
Charles D. Kissner	Chairman of the Board and Former Chief Executive Officer	54
Sam Smookler	Chief Executive Officer, President and Director	61
Carl A. Thomsen	Senior Vice President, Chief Financial Officer and Secretary	56
Paul A. Kennard	Vice President, Strategy and Chief Technical Officer	50

    Mr. Charles D. Kissner currently serves as Chairman of our board of directors. Mr. Kissner joined us as our President and Chief Executive Officer and was elected a director in July 1995 and Chairman in August 1996. He served as our Chief Executive Officer until May 2000. Prior to joining us, he served as Vice President and General Manager of the Microelectronics Division of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1993 to July 1995. Mr. Kissner currently serves on the boards of Spectrian, Inc., a supplier of high power amplifiers to wireless communications manufacturers and service providers; and SonicWALL, Inc., a company that designs, develops and manufactures Internet security solutions.

    Mr. Sam Smookler currently serves as our Chief Executive Officer and President and is also a director. Mr. Smookler was appointed our Chief Executive Officer and as a director in May 2000. Prior to such appointment, he served as our President and Chief Operating Officer from January 1998. He also served as President, New Business from October 1998 to October 1999. Mr. Smookler was President and Chief Operating Officer of Signal Technology Corporation, a manufacturer of electronic components and subsystems, from February 1997 to January 1998. He served as Vice President and General Manager of the Interconnection Products Division of Augat Corporation, a manufacturer of telecommunications connection products, from November 1994 to February 1997. Mr. Smookler served as General Manager of a division of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from February 1992 to November 1994.

    Mr. Carl A. Thomsen joined us in February 1995 as our Vice President, Chief Financial Officer and Secretary. He was appointed as a Senior Vice President in April 1999. Prior to joining us, he was Senior Vice President and Chief Financial Officer of Measurex Corporation, a manufacturer of sensor-based process control systems. Mr. Thomsen serves on the board of PCTEL, a software company.

    Mr. Paul A. Kennard joined us in April 1996 as our Vice President, Engineering. He was appointed as our Chief Technical Officer and Vice President, Corporate Marketing in October 1998. He was re-appointed as our Chief Technical Officer and appointed as Vice President, Strategy in April 2000. Prior to joining us, Mr. Kennard was with California Microwave Corporation, a satellite and wireless communications company, where he served as a Director of the Signal Processing Technology Department from 1989 until his promotion in 1994 to Vice President of Engineering, and then to Senior Vice President of Engineering in 1995 for the Microwave Network Systems Division.

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UNDERWRITING

    Pursuant to a structured term equity program underwriting agreement, dated July  , 2001 (the "underwriting agreement"), between us and CIBC World Markets, as underwriter, we have agreed to sell, and the underwriter has agreed to purchase, up to a number of shares of common stock from time to time, the sale of which, in the manner contemplated by the underwriting agreement, would result in up to $40,000,000 in aggregate gross proceeds to us, during the two year period ending        , 2003, provided that the aggregate number of shares of common stock to be sold by us pursuant to the underwriting agreement will not exceed 7,300,000.

  •
  On any trading day during this two year period, we may elect, by giving the underwriter a purchase notice to that effect, to issue and sell to the underwriter, during a term of five trading days immediately following the date of the purchase notice (the "drawdown term"), a number of shares of common stock that is equal to 10% or such other greater percentage that may be mutually agreed upon by us and the underwriter prior to the time we give the underwriter the purchase notice, not to exceed, in any case, 15% of the trading volume of our common stock that is trading at or above the threshold price (as defined below) (the "agreed volume") on the Nasdaq National Market for each day of the drawdown term during a period commencing at 10:00 a.m. eastern standard time and ending at 3:30 p.m. eastern standard time (the "determination period"), provided that any block trades of 100,000 or more shares of our common stock that are completed during the determination period will be excluded in calculating the agreed volume. After we give the underwriter a purchase notice, we may not give the underwriter a subsequent purchase notice unless at least five trading days have elapsed following the end of the most recent drawdown term, unless we and the underwriter mutually agree otherwise.

  •
  We will specify a minimum sale price per share (the "threshold price") at which we are willing to sell shares of our common stock to the underwriter on each day of the drawdown term. We will not sell, and the underwriter will have no obligation to purchase from us, any shares of common stock at any time that the trading price of our common stock on the Nasdaq National Market is less than the threshold price.

  •
  We will give the underwriter a written notice (each such notice, a "takedown notice") of the commencement of any offering of any securities that may be sold pursuant to the accompanying prospectus (other than pursuant to the transactions contemplated by the underwriting agreement), no later than 8:30 a.m. eastern standard time on the date of such commencement. In the event that we deliver a takedown notice to the underwriter during the course of the day of any drawdown term, then such drawdown term will terminate effective as of the end of the determination period of such day and the underwriter will have no obligation to purchase any shares of common stock from us during the remaining portion, if any, of such drawdown term. We may give the underwriter a new purchase notice only after five trading days have elapsed following the date of the pricing of any offering of securities covered by the most recent takedown notice delivered to the underwriter, unless we and the underwriter mutually agree otherwise.

  •
  If shares of our common stock trade at or above the threshold price at all times during the determination period of any day of the drawdown term, then the underwriter will purchase from us, a number of shares equal to the agreed volume during such determination period at a purchase price per share equal to the volume weighted average price at which our common stock traded on the Nasdaq National Market during such determination period, as reported on Bloomberg LP, page VAP immediately after the end of such determination period, less an underwriting discount of 5%.

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  •
  If shares of our common stock trade at or above the threshold price at certain times (but not at all times) during the determination period of any day of the drawdown term, then the underwriter will purchase from us, a number of shares equal to the agreed volume at a purchase price per share equal to the volume weighted average of the prices per share at which our common stock traded on the Nasdaq National Market during those times of such determination period in which the shares of common stock traded at or above the threshold price, as reported on Bloomberg LP, page TSM immediately after the end of such determination period, less an underwriting discount of 5%.

    We will pay to the underwriter a commitment fee (the "commitment fee") of $800,000 in connection with the structured equity term program (the "program"). The commitment fee will be paid in four equal installments of $200,000 (each, an "installment payment") over the term of the program, with the first payment due on the date of the signing of the underwriting agreement and subsequent installment payments will be paid at consecutive six month intervals following the date of the underwriting agreement (each such interval, an "installment period") on January   , 2002, July   , 2002 and January   , 2003 (each such date, an "installment payment date"), provided, however, that if the underwriting agreement is terminated prior to any installment payment date pursuant to the termination provisions of the underwriting agreement, then the underwriter will refund to us the pro rata portion of the last installment payment that was paid by us on the last installment payment date based on the number of days remaining in the period commencing with the date of termination of the underwriting agreement and ending on the next following installment payment date, provided further that if we have not delivered any purchase notice, in accordance with the provisions of the underwriting agreement, to the underwriter during any installment period prior to the date of termination of the underwriting agreement, then the underwriter will refund to us the entire amount of the installment payment which it received from us with respect to such installment period.

    The underwriter may terminate its obligations under the underwriting agreement, in its discretion, upon the occurrence of certain events set forth in the underwriting agreement. The underwriter is, however, obligated to take up and pay for all shares subject to a purchase notice if any of the shares subject to that purchase notice are purchased. We and the underwriter may each terminate our obligations under the underwriting agreement, for any reason, during the ten-day period commencing on each of January   , 2002, July   , 2002 and January   , 2003.

    The underwriter intends to resell shares purchased from us in transactions at prices related to the prevailing market price of our common stock. The underwriter may engage in sales of our common stock, including short sales, in advance of or on the purchase date for any shares deliverable pursuant to a purchase notice. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase from us pursuant to any purchase notice. Short sales may be either "covered short sales" or "naked short sales." Covered short sales are sales made in an amount not greater than the number of shares the underwriter is entitled to purchase pursuant to the purchase notice. The underwriter may close out any covered short position with the shares it purchases from us or by purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares from us pursuant to the underwriting agreement. Naked short sales are sales in excess of the shares the underwriter is entitled to purchase from us pursuant to the purchase notice. The underwriter must close out any naked short position by purchasing shares in the open market. Short sales may be effected through the Nasdaq National Market or otherwise and may be discontinued at any time.

    We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriter may be required to make in respect thereof. We have agreed to bear the expenses incident to the registration

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of the shares of our common stock relating to this offering. These expenses, excluding underwriting commissions, are estimated to be $130,000.

LEGAL MATTERS

    The validity of the shares of our common stock offered hereby will be passed upon for us by Morrison & Foerster LLP of San Francisco, California. The underwriter has been represented by Skadden, Arps, Slate, Meagher & Flom LLP of New York, New York.

EXPERTS

    The financial statements, and schedule of DMC Stratex Networks, Inc. as of March 31, 2001 and 2000, and for each of the years in the three-year period ended March 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of Arthur Andersen LLP, independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.

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PROSPECTUS

[LOGO]

DMC STRATEX NETWORKS, INC.

BY THIS PROSPECTUS, WE MAY OFFER UP TO $300,000,000 OF:

DEBT SECURITIES, COMMON STOCK,

DEBT WARRANTS AND COMMON STOCK WARRANTS

    We may offer, from time to time, in amounts, at prices and on terms that we will determine at the time of offering, these debt securities, common stock, debt warrants and common stock warrants with an aggregate public offering price of up to $300,000,000.

    We will provide the specific terms of these securities in supplements to this prospectus. For information on the general terms of these securities, see "description of debt securities," "description of common stock" or "description of securities warrants." You should read this prospectus and the applicable supplements carefully before you invest.

    Our common stock trades on the Nasdaq national market under the symbol "STXN." On December 1, 2000, the last reported sale price of our common stock was $15.125 per share.

    This investment involves risks. See the "risk factors" section beginning on page 4.

    Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS IS DATED DECEMBER 7, 2000.

Prospectus Summary	3	Description of Common Stock	22
Risk Factors	4	Description of Securities Warrants	24
Forward Looking Statements	11	Plan of Distribution	27
Use of Proceeds	12	Legal Opinions	28
Ratio of Earnings to Fixed Charges	12	Experts	28
Description of Debt Securities	13	Where You Can Find More Information About Us	28

    This prospectus, and any prospectus supplements issued in relation to it, contain trademarks of DMC Stratex Networks, Inc. and its affiliates, and may contain trademarks, tradenames and service marks of other parties. Unless we indicate otherwise, references to the "Company", "we" or "us" are to DMC Stratex Networks, Inc. and its subsidiaries. Information contained on our Internet sites is not a part of this prospectus or any prospectus supplement issued subsequently.

PROSPECTUS SUMMARY

    THIS SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. BECAUSE THIS IS ONLY A SUMMARY, YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. READ THIS ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS DESCRIBED IN THE SECTION ENTITLED "RISK FACTORS."

DMC STRATEX NETWORKS, INC.

    We design, manufacture and market advanced wireless solutions for worldwide telephone network interconnection and broadband wireless access. We provide our customers with a broad product line, which contains products that operate using a variety of transmission frequencies. Our broad product line allows us to market and sell our products to service providers in many locations worldwide with varying interconnection and access requirements. We design our products to meet the requirements of mobile communications networks and fixed access networks worldwide. We believe our products enable our customers to deploy and expand their wireless infrastructure and market their services rapidly to subscribers, so that service providers can realize a return on their investments in frequency allocation licenses and networked equipment.

HOW TO REACH US

    We are incorporated in Delaware and our principal executive offices are located at 170 Rose Orchard Way, San Jose, California 95134. Our telephone number at that address is (408) 943-0777.

THE OFFERING OF SECURITIES UNDER THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration offering process. Under this shelf offering process, we may sell:

  •
  debt securities;

  •
  common stock;

  •
  debt warrants; and

  •
  common stock warrants.

    We can sell these securities either separately or in units, in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of those securities. Each time we sell any securities described in this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us" on page 28 of this prospectus.

RISK FACTORS

    AN INVESTMENT IN US INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DETERMINING WHETHER OR NOT TO PURCHASE THE SECURITIES OFFERED UNDER THIS PROSPECTUS. THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS STATEMENTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF OUR MANAGEMENT, DIRECTORS OR OFFICERS PRIMARILY WITH RESPECT TO OUR FUTURE OPERATING PERFORMANCE. PROSPECTIVE PURCHASERS OF OUR SECURITIES ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE INFORMATION SET FORTH BELOW, IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

Because we depend on our international operations, we are susceptible to a number of political, economic and geographic risks that could harm our business if they occur.

    We are highly dependent on sales to customers outside the United States. During the fiscal years 1998, 1999, and 2000, sales to international customers accounted for 93%, 87% and 79% of our net sales. We expect that international sales will continue to account for the majority of our net product sales for the foreseeable future. As a result, the occurrence of any negative international political, economic or geographic events could result in significant revenue shortfalls. These revenue shortfalls could cause our business, financial condition and results of operations to be harmed. Some of the risks of doing business internationally include:

  •
  unexpected changes in regulatory requirements;

  •
  fluctuations in foreign currency exchange rates;

  •
  imposition of tariffs and other barriers and restrictions;

  •
  management and operation of an enterprise spread over various countries;

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  burden of complying with a variety of foreign laws; and

  •
  general economic and geopolitical conditions, including inflation and trade relationships.

The unpredictability of our quarter-to-quarter results may harm the trading price of our common stock.

    Our quarterly operating results may vary significantly in the future for a variety of reasons, many of which are outside of our control, and any of which may harm our business. These factors include:

  •
  volume and timing of product orders received and delivered during the quarter;

  •
  our ability and the ability of our key suppliers to respond to changes made by customers in their orders;

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  timing of new product introductions by us or our competitors;

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  changes in the mix of products sold by us;

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  cost and availability of components and subsystems;

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  price erosion;

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  adoption of new technologies and industry standards;

  •
  competitive factors, including pricing, availability and demand for competing products;

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  fluctuations in foreign currency exchange rates;

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  regulatory developments; and

  •
  general economic conditions in the United States and internationally.

    Each of the above factors is difficult to forecast and thus could significantly harm our business, financial condition and results of operations. In addition, we may increase spending in response to competition or to pursue new market opportunities. Accordingly, there can be no assurance that we will be able to sustain profitability in the future, particularly on a quarter-to-quarter basis.

Competition could harm our ability to maintain or improve our position in the market and could decrease our revenue.

    The wireless interconnection and access business is a specialized segment of the wireless telecommunications industry and is extremely competitive. We expect this competition to increase in the future. Our products compete on the basis of the following key characteristics:

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  breadth of product line;

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  customer service and support;

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  price and financing terms;

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  performance;

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  rapid time-to-market delivery capabilities; and

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  reliability.

    Several established and emerging companies offer a variety of microwave, fiber optic and other connectivity products for applications similar to those of our products. Our competitors may have more extensive engineering, manufacturing and marketing capabilities and substantially greater financial, technical and personnel resources than us. In addition, our competitors may have greater name recognition, broader product lines, a larger installed base of products and longer-standing customer relationships. We consider our primary competitors to be Alcatel, L.M. Ericsson, the Microwave Communications Division of Harris Corporation, NERA, P-COM, Siemens AG, Triton Network Systems and Ceragon Networks. In addition, other existing competitors presently include NEC, Nokia, Northern Telecom and SIAE. Some of our competitors have product lines that compete with ours, and are also original equipment manufacturers (OEMs) through which we market and sell our products. Some of our largest customers could develop the capability to manufacture products similar to those manufactured by us.

Our average sales prices are declining, which may decrease our gross profit margins.

    Wireless infrastructure suppliers are experiencing, and are likely to continue to experience, price pressure, which has resulted, and is expected to continue to result, in downward pricing pressure on our products. As a result, we have experienced, and expect to continue to experience, declining average sales prices for our products. Our ability to attain improved gross profit margins depends upon our ability to continue to improve manufacturing efficiencies, reduce material costs of products and to continue to introduce new products and product enhancements. There can be no assurance that we will be able to offset this downward price pressure through corresponding cost reductions. Any inability by us to respond to increased price competition would harm our business, financial condition and results of operations. Since our customers frequently negotiate supply arrangements far in advance of delivery dates, we must often commit to price reductions for our products before we are aware of how, or if, cost reductions can be obtained. As a result, current or future price reduction commitments could, and any inability by us to respond to increased price competition would, harm our business, financial condition and results of operations.

We must develop new products to keep up with rapid technological change or we may be unable to compete in our market area.

    The wireless communications market is characterized by rapidly changing technologies and evolving industry standards. Accordingly, our future performance depends on a number of factors, including our ability to:

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  identify emerging technological trends in our target markets;

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  develop and maintain competitive products;

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  enhance our products by adding innovative features that differentiate our products from those of our competitors; and

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  manufacture and bring products to market quickly at cost-effective prices.

    We believe that to remain competitive in the future we will need to continue to develop new products, which will require the investment of significant financial resources in new product development. In the event that our new products are not timely developed, do not gain market acceptance or are not manufacturable at competitive prices, our business, financial condition or results of operations could be harmed.

    In some instances, we enter into agreements to supply products to customers where the products are not fully developed at the time of entering into the agreement. Our failure to develop products required for timely performance under these agreements can have a material impact on our business, financial condition and results of operations.

Improper testing of products could result in delays or recalls of our products, which could reduce our revenues.

    Although we extensively test products prior to introduction, design errors may be discovered after initial product sampling, resulting in delays in volume production or recalls of products sold. The occurrence of these errors could harm our business, financial condition and results of operations. Any significant delay or failure to develop, manufacture or ship new or enhanced products because of design errors by us could also harm our business, financial condition and results of operations.

We must develop new products to keep up with rapid technological change or we may be unable to compete in our market area.

    The wireless communications market is characterized by rapidly changing technologies and evolving industry standards. Accordingly, our future performance depends on a number of factors, including our ability to:

  •
  identify emerging technological trends in our target markets;

  •
  develop and maintain competitive products;

  •
  enhance our products by adding innovative features that differentiate our products from those of our competitors; and

  •
  manufacture and bring products to market quickly at cost-effective prices.

    We believe that to remain competitive in the future we will need to continue to develop new products, which will require the investment of significant financial resources in new product development. In the event that our new products are not timely developed, do not gain market acceptance or are not manufacturable at competitive prices, our business, financial condition or results of operations could be harmed.

    In some instances, we enter into agreements to supply products to customers where the products are not fully developed at the time of entering into the agreement. Our failure to develop products required for timely performance under these agreements can have a material impact on our business, financial condition and results of operations.

Improper testing of products could result in delays or recalls of our products, which could reduce our revenues.

    Although we extensively test products prior to introduction, design errors may be discovered after initial product sampling, resulting in delays in volume production or recalls of products sold. The occurrence of these errors could harm our business, financial condition and results of operations. Any significant delay or failure to develop, manufacture or ship new or enhanced products because of design errors by us could harm our reputation with existing customers and potential customers.

Lack of component availability or the inability of our subcontractors to perform, or our key suppliers to manufacture and deliver our products, could cause our products to be produced in an untimely or unsatisfactory manner.

    Our manufacturing operations are highly dependent upon the delivery of materials by outside suppliers in a timely manner. In addition, we depend in part upon subcontractors to assemble major components and subsystems used in our products in a timely and satisfactory manner. While we enter into long-term or volume purchase agreements with a few of our suppliers, no assurance can be given that materials, components and subsystems will be available in the quantities we require, if at all. Our inability to develop alternative sources of supply quickly on a cost-effective basis could materially impair our ability to manufacture and deliver products in a timely manner, which could harm our business, financial condition and results of operations. We may experience material supply problems or component or subsystem delays in the future.

If we fail to manage our internal development or successfully effectuate our acquisitions, we may not effectively manage our growth and our business may be harmed.

    Future growth of our operations depends, in part, on our ability to introduce new products and product enhancements to meet the emerging trends in the wireless telecommunications industry. We have pursued, and will continue to pursue, growth opportunities through internal development and acquisitions of complementary businesses and technologies. We are unable to predict whether and when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed. We compete for acquisition and expansion opportunities with many entities that have substantially greater resources than us. In addition, acquisitions may involve difficulties in the retention of personnel, diversion of management's attention, unexpected legal liabilities, and tax and accounting issues. We may not be able to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations, or expand into new markets. Once integrated, acquired businesses may not achieve comparable levels of revenues, profitability or productivity as our existing business or otherwise perform as expected. Our failure to manage growth effectively could harm our business, financial condition and results of operations.

If we fail to develop products that meet the technical specifications of our customers, we could experience increased costs to remedy these failures.

    Our customers typically require demanding specifications for quality, performance and reliability. We may face problems with respect to the quality, performance and reliability of our systems or related software tools. If these problems occur, we could experience increased costs, delays in or cancellations or reschedulings of orders or shipments, delays in collecting accounts receivable and product returns and discounts, any of which would harm our business, financial condition and results of operations.

Because a significant amount of our revenues comes from a few customers, the termination of any of these customer relationships may harm our business.

    During any given quarter, a small number of customers may account for a significant portion of our net sales. For the fiscal year ended March 31, 2000, the top three customers accounted for approximately 28% of our net sales. At March 31, 2000, three customers accounted for approximately 59% of our backlog. In addition, for the quarter ended September 30, 2000, the top three customers accounted for approximately 35% of our net sales. At September 30, 2000, three customers accounted for approximately 39% of our backlog. Our current customers may not continue to place orders with us, orders by existing customers may not continue to be at levels of previous periods, or we may not be able to obtain orders from new customers. Our customers typically are not contractually obligated to purchase any quantity of products in any particular period and product sales to major customers have varied widely from period to period. The loss of any existing customer, a significant reduction in the level of sales to any existing customer, or our failure to gain additional customers could result in significant revenue shortfalls. If these revenue shortfalls occur, our business and financial condition would be harmed.

If we fail to maintain our oem relationships, our distribution channels could be harmed, which could cause our revenues to decrease.

    We have relationships with OEM base station suppliers and in selected countries we also market our products through independent agents and distributors. These relationships increase our ability to pursue the limited number of major contract awards each year. In addition, these relationships are intended to provide our customers with easier access to financing and to integrated systems providers with a variety of equipment and service capabilities. We may not be able to continue to maintain and develop these relationships or, if these relationships are developed, they may not be successful. The inability to establish or maintain these distribution relationships could result in significant revenue shortfalls. If these revenue shortfalls occur, our business, financial condition or results of operations could be harmed.

If sufficient radio frequency spectrum allocation is not allocated for use of our products, it may restrict our ability to market our products.

    Radio communications are subject to regulation by United States and foreign laws and international treaties. Generally, our products must conform to a variety of United States and international requirements established to avoid interference among users of transmission frequencies and to permit interconnection of telecommunications equipment. In addition, both in the United States and internationally, we are affected by the allocation and auction of the radio frequency spectrum by governmental authorities. Historically, in many developed countries, the unavailability of frequency spectrum has inhibited the growth of wireless telecommunications networks. In addition, to operate in a jurisdiction, we must obtain regulatory approval for our products. Each jurisdiction in which we market our products has its own regulations governing radio communications. Products that support emerging wireless telecommunications services can be marketed in a jurisdiction only if permitted by suitable frequency allocations, auctions and regulations, and the process of establishing new regulations is complex and lengthy. Failure by the governmental regulatory authorities to allocate suitable frequency spectrum or to establish suitable regulations for emerging wireless telecommunications services could harm our business, financial condition or results of operations. Governmental authorities, both in the United States and internationally, may not allocate sufficient radio frequency spectrum for use by our products or we may not be successful in obtaining approval for our products from these authorities.

We need to hire, integrate and retain qualified personnel, because these individuals are important to our future success.

    Due to the specialized nature of our business, our future performance is highly dependent upon the continued services of our key engineering personnel and executive officers, including Charles D. Kissner, who currently serves as our Chairman of the Board, and Sam Smookler, who currently serves as our Chief Executive Officer and President. The loss of any key personnel could harm our business. Our prospects depend upon our ability to attract and retain qualified engineering, manufacturing, marketing, sales and management personnel for our operations. Competition for personnel is intense and we may not be successful in attracting or retaining qualified personnel. The failure of any key employee to perform in his or her current position or our inability to attract and retain qualified personnel could harm our business, financial condition and results of operations.

If we are unable to protect our intellectual property rights adequately, we may be deprived of legal recourse against those who misappropriate our intellectual property.

    We rely upon a combination of trade secrets, trademarks, copyrights, patents and contractual rights to protect our intellectual property in the United States and internationally. We enter into confidentiality and invention assignment agreements with our employees, and enter into non-disclosure agreements with our suppliers and appropriate customers so as to limit access to and disclosure of our proprietary information. The steps taken by us may not be adequate to deter misappropriation or impede independent third parties from developing technology that is similar or superior to our proprietary technology, which could lead to substantial competition in our market area. If we fail to adequately protect our intellectual property rights and proprietary information our business could be harmed. Moreover, the protection provided to our intellectual property by the laws and courts of foreign nations may not be substantially similar to the remedies available under United States law or third parties may assert infringement claims against us.

Defending against intellectual property infringement claims could be expensive and could disrupt our business.

    The wireless telecommunications industry is characterized by numerous allegations of patent infringement among competitors and considerable related litigation. Accordingly, we may in the future be notified that we are infringing patent or other intellectual property rights of others. Although there are currently no pending lawsuits regarding intellectual property rights matters against us or unresolved notices that we are infringing upon intellectual property rights of others, there can be no assurance that litigation or infringement claims will not occur in the future. Litigation or claims could result in substantial costs and diversion of resources and could harm our business, financial condition and results of operations. In the event of an adverse result of any intellectual property litigation, we could be required to expend significant resources to develop non-infringing technology or to obtain licenses to the technology that is the subject of the litigation. We may not be successful in this development or any license may not be available on commercially reasonable terms.

Our stock price may be volatile, which may lead to losses by investors and securities litigation.

    Announcements of developments related to our business, announcements by competitors, quarterly fluctuations in our financial results and general conditions in the telecommunications industry in which we compete, or the national economies in which we do business and other factors could cause the price of our common stock to fluctuate, perhaps substantially. In addition, in recent years the stock market has experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. These factors and fluctuations could have a material adverse effect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

    The statements contained in this prospectus that are not historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The safe harbor provisions provided in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934 apply to forward-looking statements we make. These statements can be identified by the use of forward-looking terminology, including "believes," "expects," "may," "will," "should" or "anticipates" or the negative of these terms or other variations or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Numerous factors, including the risk factors discussed above, economic and competitive conditions, timing and volume of incoming orders, shipment volumes, product margins, and foreign exchange rates, could cause actual results to differ materially from those described in these statements, and prospective investors should carefully consider these factors in evaluating these forward-looking statements. These forward-looking statements are based on current expectations, and we assume no obligation to update this information unless in the course of offering the securities under this prospectus we provide you with a prospectus supplement.

USE OF PROCEEDS

    Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general corporate funds for general corporate purposes, including working capital, increased research and development expenditures and capital expenditures made in the ordinary course of business. We may also use an unspecified portion of the net proceeds to acquire or invest in additional businesses, products or technologies or to establish joint ventures that we believe will complement our current or future business. The amounts that we actually expend for working capital purposes, investments or acquisitions will vary significantly depending on a number of factors, including future revenue growth, if any, the amount of cash we generate from operations and the progress of our product development efforts. Accordingly, our management will retain broad discretion in the allocation of the net proceeds from the sale of the offered securities. Until the net proceeds have been used, they will be invested in short-term marketable securities. If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

    The following table shows our ratio of earnings to fixed charges for the last five fiscal years.

	Year Ended March 31,				Six Months Ended September 30,
	1996	1997	1998	1999	2000	1999	2000
Ratio of earnings to fixed charges	—	6.7	27.5	—	21.8	4.8	821.1
Ratio of deficiency earnings to fixed charges	(5.5)	—	—	(199.7)	—	—	—

    For purposes of calculating the ratios, fixed charges consist of:

  •
  interest on debt; and

  •
  the interest portion of rental expense on operating leases.

    The ratio of earnings to fixed charges is calculated as follows:

(income before extraordinary charges and income taxes) + (fixed charges)

DESCRIPTION OF DEBT SECURITIES

    This section describes the general terms and provisions of the debentures, notes, bonds and other evidences of indebtedness that we may issue and that the trustee named in the applicable prospectus supplement will authenticate and deliver under an indenture (the "Indenture"). The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered will be described in the applicable prospectus supplement relating to the debt securities.

    We have summarized various terms and provisions of the form of Indenture in this section. This summary is not complete. We also have filed the form of the Indenture as an exhibit to the registration statement. You should read the form of Indenture for additional information before you buy any debt securities. The summary that follows includes numerical references in parentheses to section numbers of the form of Indenture so that you can more easily locate these provisions. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

General Description Of The Debt Securities

    Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, senior, unsecured obligations. The Indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Debt securities issued under the Indenture will be issued as part of a series of securities that has been established by us pursuant to the Indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the Indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities. If we ever issue Bearer Securities, we will summarize provisions of the Indenture that relate to Bearer Securities in the applicable prospectus supplement.

    A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

  •
  the title and type of the debt securities;

  •
  any limit on the total principal amount of the debt securities;

  •
  the price at which the debt securities will be issued;

  •
  the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the maturity date of the debt securities;

  •
  any amortization with respect to the debt securities;

  •
  any conversion mechanism whereby the debt securities would convert into shares of Common Stock;

  •
  if the debt securities will bear interest:

  •
  the interest rate on the debt securities;

  •
  the date from which interest will accrue;

  •
  the record and interest payment dates for the debt securities;

  •
  the first interest payment date;

  •
  any circumstances under which we may defer interest payments;

    •
    any optional redemption provisions that would permit us or the Holders, as defined below, of debt securities to elect redemption of the debt securities prior to their final maturity;

    •
    any sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;

    •
    the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

    •
    any provisions that would permit us or the Holders of the debt securities to elect the currency or currencies in which the debt securities are paid;

    •
    whether the provisions described under the heading "Defeasance" below apply to the debt securities;

    •
    any changes to or additional Events of Default or covenants;

    •
    whether the debt securities will be issued in whole or in part in the form of Global Securities and, if so, the name of the depositary for those Global Securities (a "Global Security" means a debt security that we issue in accordance with the Indenture to represent all or part of a series of debt securities);

    •
    any special tax implications of the debt securities; and

    •
    any other terms of the debt securities.

    A "Holder," with respect to a Registered Security, means the person in whose name the Registered Security is registered in the Security Register. (Section 101)

Payment; Transfer

    In the applicable prospectus supplement, we will designate a place of payment where you can receive payment of the principal of, and any premium and interest on, the debt securities, or where you can transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the Security Register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. (Sections 305, 307, 1002) There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305)

Denominations

    Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Original Issue Discount

    Debt securities may be issued under the Indenture as Original Issue Discount Securities and sold at a substantial discount below their stated principal amount. If a debt security is an "Original Issue Discount Security," that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security pursuant to the Indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any Original Issue Discount Securities.

Classification Of Restricted And Unrestricted Subsidiaries

    The Indenture contains restrictive covenants that apply to us and all of our Restricted Subsidiaries. Those covenants do not apply to our Unrestricted Subsidiaries. For example, (1) the assets and indebtedness of Unrestricted Subsidiaries and (2) investments by us or our Restricted Subsidiaries in Unrestricted Subsidiaries are not included in the calculations described under the heading "Restrictions on Secured Funded Debt" below. The Indenture does not require us to maintain any Restricted Subsidiaries and, if we do not, the Indenture will not provide any limitations on the amount of secured debt created or incurred by our Subsidiaries.

    A "Subsidiary" is any corporation of which we own more than 50% of the outstanding shares of Voting Stock directly or through one or more of our other Subsidiaries. "Voting Stock" means stock that is entitled to vote in an election for directors.

    "Restricted Subsidiaries" are all of our Subsidiaries other than Unrestricted Subsidiaries. A "Wholly Owned Restricted Subsidiary" is a Restricted Subsidiary of which we own all of the outstanding capital stock directly or through our other Wholly Owned Restricted Subsidiaries.

    Our "Unrestricted Subsidiaries" are:

  •
  any Subsidiaries listed in a schedule to the Indenture;

  •
  any Subsidiary that our Board of Directors in the future designates as an Unrestricted Subsidiary pursuant to the Indenture; and

  •
  any other Subsidiary if a majority of its Voting Stock is owned by an Unrestricted Subsidiary.

    Our Board of Directors can at any time change a Subsidiary's designation from an Unrestricted Subsidiary to a Restricted Subsidiary if (1) the majority of that Subsidiary's Voting Stock is not owned by an Unrestricted Subsidiary and (2) after the change of designation, we would be in compliance with the restrictions contained in the Secured Funded Debt covenant described under the heading "Restrictions on Secured Funded Debt" below. (Sections 101, 1010(a))

Restrictions On Secured Funded Debt

    The Indenture limits the amount of Secured Funded Debt that we and our Restricted Subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after the incurrence or creation of the new Secured Funded Debt, the sum of:

  •
  the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries (other than categories of Secured Funded Debt discussed below); plus

  •
  the aggregate amount of our Attributable Debt and that of our Restricted Subsidiaries relating to sale and lease-back transactions; and

  •
  does not exceed a percentage of our Consolidated Net Tangible Assets to be determined prior to execution of the Indenture.

    This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Sections 1008(a), 1008(c))

    "Secured Funded Debt" means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101)

    "Funded Debt" means:

    Indebtedness maturing, or which we may extend or renew to mature, more than 12 months after the time the amount of Secured Funded Debt is computed; plus

  •
  guarantees of Indebtedness or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business; plus

  •
  in the case of a Subsidiary, all preferred stock of that Subsidiary.

    Funded Debt does not include any amount relating to obligations under leases or guarantees of leases whether or not those obligations would be included as liabilities on our consolidated balance sheet. (Section 101)

    "Indebtedness" means, except as set forth in the next sentence:

  •
  all items of indebtedness or liability, except capital and surplus, which under GAAP would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined;

  •
  indebtedness secured by a mortgage, lien or other similar encumbrance on property owned subject to that mortgage, lien or other similar encumbrance, regardless of whether the indebtedness secured by that mortgage, lien or other similar encumbrance was assumed; and guarantees, endorsements, other than for purposes of collection, and

  •
  other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding two bullet points.

    Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if these kinds of obligations or guarantees of obligations would be included as liabilities on the consolidated balance sheet of our Company and our Restricted Subsidiaries. (Section 101)

    "Attributable Debt" means:

  •
  the balance sheet liability amount of capital leases as determined by GAAP; plus

  •
  the amount of future minimum operating lease payments required to be disclosed by GAAP, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Shareholders reflecting that calculation.

    The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of (1) the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty or (2) the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101)

    "Consolidated Net Tangible Assets" means the total consolidated amount of our assets and those of our Restricted Subsidiaries, minus applicable reserves and other properly deductible items and after excluding any investments made in Unrestricted Subsidiaries or in corporations while they were Unrestricted Subsidiaries but which are not Subsidiaries at the time of the calculation, minus

  •
  all liabilities and liability items, including capital leases, or guarantees of capital leases, which under GAAP would be included in the balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and provisions for deferred income taxes; and

  •
  goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

    The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading "Restrictions on Secured Funded Debt":

  •
  Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly Owned Restricted Subsidiaries;

  •
  Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. Government or any State or any instrumentality thereof to secure various payments;

  •
  Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that the respective company becomes one of our Subsidiaries;

  •
  Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which (1) exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the respective property, shares of stock or Indebtedness or (3) secures any indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the respective property, shares of stock or Indebtedness or the completion of any construction of the respective property for the purpose of financing all or a part of the purchase price or construction cost of the respective property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading "Consolidation, Merger or Sale" below;

  •
  Secured Funded Debt secured by a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax pursuant to the Internal Revenue Code of 1986; and

  •
  any extension, renewal or refunding of (1) any Secured Funded Debt permitted under the first paragraph under the heading "Restrictions on Secured Funded Debt," (2) any Secured Funded Debt outstanding at a date to be determined, of any then Restricted Subsidiary or (3) any Secured Funded Debt of any company outstanding at the time the respective company became a Restricted Subsidiary. (Section 1008(b))

Restrictions On Sale And Lease-Back Transactions

    The Indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Operating Property as defined below, more than 120 days after its acquisition or the completion of its construction and commencement of its full operation, unless either:

  •
  we or the relevant Restricted Subsidiary could (1) create Secured Funded Debt on the respective property equal to the Attributable Debt with respect to the sale and lease-back transaction and (2) still be in compliance with the restrictions on Secured Funded Debt discussed in the "Restrictions on Secured Funded Debt" section above; or

  •
  we apply an amount, subject to credits for various voluntary retirements of debt securities and/or Funded Debt, equal to the greater of (1) the fair value of the respective property or (2) the net proceeds of the respective sale, within 120 days, to the retirement of Secured Funded Debt.

    This restriction will not apply to any sale and lease-back transaction (1) between us and one of our Restricted Subsidiaries, (2) between any of our Restricted Subsidiaries or (3) involving a lease for a period, including renewals, of three years or less. (Section 1009)

    "Operating Property" means a parcel of real property owned by us or any Subsidiary and primarily used in the operation of its business. If we acquire a new Subsidiary that already owns and operates the respective property, then the respective property will not be considered Operating Property until 90 days after the relevant acquisition. (Section 101)

Consolidation, Merger Or Sale

    The Indenture generally permits a consolidation or merger between us and another corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:

  •
  the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the Indenture;

  •
  immediately after the transaction, no Event of Default exists; and

  •
  except in the case of a consolidation or merger of a Restricted Subsidiary with or into us, either (1) we have obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding debt securities of each series or (2) immediately after the transaction, the resulting or acquiring corporation could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt as described in the "Restrictions on Secured Funded Debt" section above. (Section 801)

  •
  Even though the Indenture contains the provisions described above, we are not required by the Indenture to comply with those provisions if we sell all of our property and assets to another corporation if, immediately after the sale:

  •
  that corporation is one of our Wholly Owned Restricted Subsidiaries; and

  •
  we could incur additional Secured Funded Debt and still be in compliance with the restrictions on Secured Funded Debt, as described in the "Restrictions on Secured Funded Debt" section above. (Section 803)

    If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring corporation will be substituted for us in the Indenture with the same effect as if it had been an original party to the Indenture. As a result, the relevant successor corporation may exercise our rights and powers under the Indenture, in our name or in its own name, and we will be released from all our liabilities and obligations under the Indenture and under the debt securities. (Section 802)

Modification And Waiver

    Under the Indenture, our specified rights and obligations and the specified rights of Holders of the debt securities may be modified or amended with the consent of the Holders of a majority of the aggregate principal amount of the outstanding debt securities of each series of debt securities affected by the modification or amendment. The following modifications and amendments will not be effective against any Holder without its consent:

  •
  a change in various payments due on the debt securities;

  •
  a change in the Place of Payment or currency in which any payment on the debt securities is payable;

  •
  a limitation of a Holder's right to sue us for the enforcement of various payments due on the debt securities;

  •
  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the Indenture;

  •
  a limitation of a Holder's right, if any, to repayment of debt securities at he respective Holder's option; and

  •
  a modification of any of the foregoing requirements or a reduction in the percentage of outstanding debt securities required to waive compliance with specified provisions of the Indenture or to waive various defaults under the Indenture. (Section 902)

  •
  Under the Indenture, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all Holders of that series:

  •
  waive compliance by us with specified restrictive covenants of the Indenture; and

  •
  waive any past default under the Indenture, except:—a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; or

  •
  a default under any provision of the Indenture which itself cannot be modified or amended without the consent of the Holders of each outstanding debt security of that series. (Sections 1012, 513)

Events Of Default

    "Event of Default," when used in the Indenture with respect to any series of debt securities, means any of the following:

  •
  failure to pay interest on any debt security of that series for 30 days after the payment is due;

  •
  failure to pay the principal of, or any premium on, any debt security of that series when due;

  •
  failure to deposit any sinking fund payment when due on debt securities of that series;

  •
  failure to perform any other covenant in the Indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the Indenture;

  •
  default under any Indebtedness for borrowed money, including other series of debt securities, or under any mortgage, lien or other similar encumbrance, indenture or instrument, including the Indenture, which secures any Indebtedness for borrowed money, and which results in acceleration of the maturity of an outstanding principal amount of Indebtedness greater than an aggregate dollar amount to be determined prior to the execution of the Indenture, unless the acceleration is rescinded or the Indebtedness is discharged within 10 days after we have received written notice of the default in the manner specified in the Indenture;

  •
  specified events in bankruptcy, insolvency or reorganization; or

  •
  any other Event of Default that may be specified for the debt securities of that series when that series is created. (Section 501)

    If an Event of Default for any series of debt securities occurs and continues, the Trustee or the Holders of a percentage to be determined prior to the execution of the Indenture, or higher, of the aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the Holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to various conditions, rescind the declaration. (Sections 502, 513)

    The prospectus supplement relating to each series of debt securities which are Original Issue Discount Securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the respective series when an Event of Default occurs and continues.

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. The Indenture requires us to file an officers' certificate with the Trustee each year that states that certain defaults do not exist under the terms of the Indenture. (Section 1011) The Trustee may withhold notice to the Holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the Holders. (Section 602)

    Other than its duties in the case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any Holders, unless the Holders offer the Trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the Trustee, the Holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the Trustee; or

  •
  exercising any trust or power conferred upon the Trustee. (Sections 512, 603)

    The Holder of a debt security of any series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

  •
  the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to that series;

  •
  the Holders of at least a percentage to be determined prior to the execution of the Indenture, or higher, in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the Trustee to begin a proceeding;

  •
  the Trustee has not started a proceeding within 60 days after receiving the request; and

  •
  the Trustee has not received directions inconsistent with the relevant request from the Holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

    However, the Holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce payment. (Section 508)

Defeasance

    Defeasance and Discharge.  At the time that we establish a series of debt securities under the Indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of the Indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if we deposit with the Trustee, in trust, sufficient money or Government Obligations, as defined below, to pay the principal, interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the relevant payments are due under the Indenture and the terms of the debt securities. (Section 403) As used above, "Government Obligations" mean:

  •
  securities of the same government which issued the currency in which the series of debt securities are denominated and in which interest is payable; or

  •
  securities of government agencies backed by the full faith and credit of the respective government. (Section 101)

    In the event that we deposit funds in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the Indenture will no longer apply to the debt securities of that series, except for obligations to compensate, reimburse and indemnify the Trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds; and

  •
  Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and interest on the debt securities of that series. (Section 403)

    Under federal income tax law, a deposit and discharge may be treated as an exchange of the related debt securities for an interest in the trust mentioned above. Each holder might be required to recognize gain or loss equal to the difference between (1) the holder's cost or other tax basis for the debt securities and (2) the value of the holder's interest in the trust. Holders might be required to include in income a share of the income, gain or loss of the trust, including gain or loss recognized in connection with any substitution of collateral, as described in this section under the heading "Substitution of Collateral" below. You are urged to consult your own tax advisers as to the specific consequences of a deposit and discharge, including the applicability and effect of tax laws other than federal income tax law.

    Defeasance Of Certain Covenants And Certain Events Of Default.  At the time that we establish a series of debt securities under the Indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the Indenture. If we so provide and we make the deposit described in this section under the heading "Defeasance and Discharge" above:

  •
  we will not have to comply with the following restrictive covenants:

  •
  consolidation, merger or sale (Sections 801, 803);

  •
  restrictions on Secured Funded Debt (Section 1008);

  •
  restrictions on sale and lease-back transactions (Section 1009);

  •
  classification of Restricted and Unrestricted Subsidiaries (Section 1010); and

  •
  any other covenant we designate when we establish the series of debt securities; and

  •
  we will not have to treat the events described in the fourth bullet point under the heading "Events of Default" above as they relate to the covenants listed above that have been defeased and no longer are in effect and the events described in the fifth, sixth and seventh bullet points under the heading "Events of Default" as Events of Default under the Indenture in connection with that series.

    In the event of a defeasance, our obligations under the Indenture and the debt securities, other than with respect to the covenants and the Events of Default specifically referred to above, will remain in effect. (Section 1501)

    If we exercise our option not to comply with the covenants listed above and the debt securities of the relevant series become immediately due and payable because an Event of Default has occurred,

other than as a result of an Event of Default specifically referred to above, the amount of money and/or Government Obligations on deposit with the Trustee will be sufficient to pay the principal, interest, any premium and any other sums due on the debt securities of the relevant series, such as sinking fund payments, on the date payments are due under the Indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501)

    Substitution Of Collateral.  At the time that we establish a series of debt securities under the Indenture, we can provide for our ability to, at any time, withdraw any money or Government Obligations deposited pursuant to the defeasance provisions described above if we simultaneously substitute other money and/or Government Obligations which would satisfy our payment obligations on the debt securities of that series pursuant to the defeasance provisions applicable to those debt securities. (Section 402)

DESCRIPTION OF COMMON STOCK

    This section describes the general terms and provisions of the shares of our common stock. Any prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock.

    We have summarized terms and provisions of our common stock in this section. This summary is not complete. You should read our Restated Certificate of Incorporation and our Bylaws and the Certificate of Designation relating to the Series A Preferred Stock for additional information before you buy any of our common stock.

General Description Of Our Common Stock

    Shares Outstanding.  We are authorized to issue up to 150,000,000 shares of common stock. As of November 22, 2000, 73,625,410 shares were issued and outstanding.

    Voting.  Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders.

    Dividends.  Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

    Liquidation.  Upon our liquidation or dissolution, holders of our common stock are entitled to share ratably in the distribution of assets, subject to the rights of the holders of our preferred stock.

    Preemptive, Subscription Or Conversion Rights; Sinking Fund.  Holders of our common stock have no preemptive rights, subscription rights or conversion rights. There are no redemption or sinking fund provisions with respect to our common stock.

    Listing.  Our outstanding shares of common stock are listed on the Nasdaq National Market under the symbol "STXN." ChaseMellon Shareholder Services L.L.C. serves as the transfer agent and registrar for our common stock.

Our Certificate Of Incorporation And Bylaws Contain Anti-Takeover Provisions

    Provisions of our Restated Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of our company. These provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of our common stock. These provisions may also inhibit fluctuations in the market price of our common stock that could result from takeover attempts.

    Preferred Stock.  Under our Restated Certificate of Incorporation, we have authority to issue 5,000,000 shares of preferred stock in one or more series as determined by our Board of Directors. Currently, no shares of preferred stock are issued and outstanding. Our Board of Directors may, without further action by our stockholders, issue an additional series of preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of any series. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued by us in the future.

    Nomination Procedures.  In addition to members of our Board of Directors, stockholders can nominate candidates for our Board of Directors. However, a stockholder must follow the advance notice procedures described in Section 14 of our Bylaws. In general, a stockholder must submit a written notice of the nomination to our Corporate Secretary at least 60 days before a scheduled meeting of our stockholders.

    Proposal Procedures.  Stockholders can propose that business other than nominations to our Board of Directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our Bylaws. In general, a stockholder must submit a written notice of the proposal and the stockholder's interest in the proposal at least 60 days before the date set for the annual meeting of our stockholders.

    Amendment Of Bylaws.  Under our Bylaws, our Board of Directors can adopt, amend or repeal the Bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our Bylaws.

    Business Combination Statute.  We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts specified transactions and business combinations between a corporation and an "Interested Stockholder" owning 15% or more of the corporation's outstanding voting stock for a period of three years from the date the stockholder becomes an Interested Stockholder. Subject to specified exceptions, unless the transaction is approved by our Board of Directors and the holders of at least 66.67% of the outstanding voting stock of the corporation, excluding shares held by the Interested Stockholder, Section 203 prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by, the Interested Stockholder, or any other transaction that would increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's stock. The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an Interested Stockholder, the Interested Stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding shares held by persons who are both directors and officers or by specified employee stock plans.

    Rights Agreement.  In October 1991, we adopted a Stockholder's Rights Agreement pursuant to which one Preferred Share Purchase Right (a "Right") was distributed for each outstanding share of our common stock. Each Right, as adjusted to give effect to a stock dividend, which effected a two-for-one stock split, in November 1997, entitles our stockholders to buy one two-hundredth of a share of Series A Junior Participating preferred stock at an exercise price of $50.00 upon specified events. The Rights expire on October 23, 2001, unless earlier redeemed by us.

    The Rights become exercisable if a person acquires 15% or more of our common stock or announces a tender offer that would result in the person owning 15% or more of our common stock, other than a person who has reported or is required to report beneficial ownership of our common stock on Schedule 13G under the Exchange Act of 1934, with respect to whom the threshold is 20%. If the Rights become exercisable, the holder of each Right, other than the person whose acquisition triggered the exercisability of the Rights, will be entitled to purchase, at the Right's then-current exercise price, a number of shares of our common stock having a market value of twice the exercise price. In addition, if we were to be acquired in a merger or business combination after the Rights became exercisable, each Right would entitle its holder to purchase, at the Right's then-current exercise price, stock of the acquiring company having a market value of twice the exercise price. The Rights, as adjusted to give effect to a stock dividend, which effected a two-for-one stock split, in November 1997, are redeemable by us at a price of $0.005 per Right at any time within ten days after a person has acquired 15%, or 20% in the case of a Schedule 13G filer, or more of our common stock.

DESCRIPTION OF SECURITIES WARRANTS

    This section describes the general terms and provisions of the warrants for the purchase of debt securities or common stock, or the Securities Warrants, that we may issue. The particular terms of the Securities Warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the Securities Warrants so offered will be described in the applicable prospectus supplement relating to the Securities Warrants.

    Securities Warrants may be issued alone or together with debt securities or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of Securities Warrants will be issued under a separate warrant agreement, or a Securities Warrant Agreement, between us and a bank or trust company, as warrant agent, or the Securities Warrant Agent, which will be described in the applicable prospectus supplement. The Securities Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not act as an agent or trustee for any holders of Securities Warrants.

    We have summarized general terms and provisions of the Securities Warrant Agreements and Securities Warrants in this section. The summary is not complete. We have also filed the forms of Securities Warrant Agreements and the certificates representing the Securities Warrants, or Securities Warrant Certificates, as exhibits to the registration statement. You should read the applicable forms of Securities Warrant Agreement and Securities Warrant Certificate for additional information before you buy any Securities Warrants.

Provisions Of The Securities Warrants

    If we offer Securities Warrants, the applicable prospectus supplement will describe their terms. If Securities Warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of these Securities Warrants, including the following if applicable:

  •
  the offering price;

  •
  the currencies in which these Securities Warrants are being offered;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises these Securities Warrants;

  •
  the designation and terms of any series of debt securities with which these Securities Warrants are being offered and the number of Securities Warrants offered with each debt security or share of common stock;

  •
  the date on and after which the holder of these Securities Warrants can transfer them separately from the related common stock or series of debt securities;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises these Securities Warrants and the price and currencies in which the principal amount may be purchased upon exercise;

  •
  the date on which the right to exercise these Securities Warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of these Securities Warrants.

  •
  Securities Warrants for the purchase of debt securities will be in registered form only.

    If Securities Warrants for the purchase of common stock are offered, the applicable prospectus supplement will describe the terms of these Securities Warrants, including the following where applicable:

  •
  the offering price;

  •
  the total number of shares that can be purchased if a holder of these Securities Warrants exercises them;

  •
  the designation and terms of the series of debt securities with which these Securities Warrants are being offered and the number of Securities Warrants being offered with each debt security or share of common stock;

  •
  the date on and after which the holder of these Securities Warrants can transfer them separately from the related common stock or series of debt securities;

  •
  the number of shares of common stock that can be purchased if a holder exercises these Securities Warrants and the price at which the common stock may be purchased upon each exercise;

  •
  the date on which the right to exercise these Securities Warrants begins and the date on which the right expires;

  •
  United States federal income tax consequences; and

  •
  any other terms of these Securities Warrants.

    Securities Warrants for the purchase of Common Stock will be in registered form only.

    A holder of Securities Warrant Certificates may (1) exchange them for new certificates of different denominations, (2) present them for registration of transfer and (3) exercise them at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable prospectus supplement. Until any Securities Warrants to purchase debt securities are exercised, the holder of Securities Warrants will not have any of the rights of Holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the Indenture. Until any Securities Warrants to purchase common stock are exercised, holders of Securities Warrants will not have any of the rights of holders of the underlying common stock, including any right to receive dividends or to exercise any voting rights.

Exercise Of Securities Warrants

    Each holder of a Securities Warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised Securities Warrants will become void.

    A holder of Securities Warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the Securities Warrant Agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the Securities Warrant Certificate representing the Securities Warrants; and

  •
  delivering the Securities Warrant Certificate representing the Securities Warrants to the Securities Warrant Agent within five business days of the Securities Warrant Agent receiving payment of the exercise price.

    If you comply with the procedures described above, your Securities Warrants will be considered to have been exercised when the Securities Warrant Agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities or common stock that you purchased upon exercise. If you exercise fewer than all of the Securities Warrants represented by a Securities Warrant Certificate, a new Securities Warrant Certificate will be issued to you for the unexercised amount of Securities Warrants. Holders of Securities Warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the Securities Warrants.

Amendments And Supplements To Securities Warrant Agreements

    We may amend or supplement a Securities Warrant Agreement without the consent of the holders of the applicable Securities Warrants if the changes are not inconsistent with the provisions of the Securities Warrants and do not materially adversely affect the interests of the holders of the Securities Warrants. We, along with the Securities Warrant Agent, may also modify or amend a Securities Warrant Agreement and the terms of the Securities Warrants if a majority of the then outstanding unexercised Securities Warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment, or otherwise adversely affects the rights of the holders of the Securities Warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

    Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a Common Stock Warrant will be adjusted in the manner set forth in the applicable prospectus supplement if specified events occur, including:

  •
  if we issue capital stock as a dividend or distribution on the common stock;

  •
  if we subdivide, reclassify or combine the common stock;

  •
  if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive the rights or warrants, to purchase common stock at less than the current market price as will be defined in the Warrant Agreement for the applicable series of Common Stock Warrants; or

  •
  if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding specified cash dividends and distributions described below, or rights or warrants, excluding rights or warrants referred to above.

    Except as stated above, the exercise price and number of shares of common stock covered by a Common Stock Warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

    Holders of Common Stock Warrants may have additional rights under the following circumstances:

  •
  a reclassification or change of the common stock;

  •
  a consolidation or merger involving us; or

  •
  a sale or conveyance to another corporation of all or substantially all of our property and assets.

    If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for our common stock, the holders of the Common Stock Warrants then outstanding will be entitled to receive upon exercise of their Common Stock Warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their Common Stock Warrants immediately before the transaction.

PLAN OF DISTRIBUTION

    We may sell the securities under this prospectus through agents, underwriters or dealers or directly to one or more purchasers.

    Underwriters, dealers and agents that participate in the distribution of the securities under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us, and any profit on the resale of these securities by them, may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including their underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement also will describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which these securities may be listed.

    If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase these securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by particular institutions to purchase these securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;—investment companies; and

  •
  educational and charitable institutions.

    The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of these securities under this prospectus at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

    We may have agreements with the underwriters, dealers and agents to indemnify them against specific civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those specific civil liabilities.

    Except for shares of common stock, when we issue the securities under this prospectus, they may be new securities without an established trading market. If we sell securities to an underwriter for public offering and sale, the underwriter may make a market for the relevant securities, but the underwriter will not be obligated to do so and could discontinue any market-making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security under this prospectus.

    Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

    Morrison & Foerster LLP, San Francisco, California, will issue an opinion about the legality of the securities offered by this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

    The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. The consolidated financial statements are, and consolidated financial statements included in subsequent filings with the SEC will be, incorporated by reference in this prospectus in reliance upon the report given upon the authority of said firm as experts in accounting and auditing to the extent consolidated financial statements included in subsequent filings are covered by consents executed by said firm and filed with the SEC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You also can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our SEC filings also are available at the offices of the Nasdaq Stock Market, located at 1735 K Street, N.W., Washington, D.C. 20006.

    The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC. These documents contain important information about us and our finances.

  •
  Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

  •
  Definitive Proxy Statement for the fiscal year ended March 31, 2000;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and

  •
  The description of our common stock contained in the Registration Statements on Form 8-A filed with the SEC on May 29, 1987 and November 5, 1991, as amended on December 27, 1996.

    We also incorporate by reference additional documents that we may file with the SEC after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been or may be incorporated by reference in this prospectus, including the exhibits to the relevant documents. Direct any request for copies to Carl A. Thomsen, Senior Vice President, Chief Financial Officer and Secretary, at our corporate headquarters, located at 170 Rose Orchard Way, San Jose, California 95134 (telephone number (408) 943-0777).

    You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

    The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$79,200
Legal Fees and Expenses*	30,000
Accounting Fees and Expenses*	10,000
Printing and Engraving Fees*	35,000
Listing Fees*	17,500
Miscellaneous*	20,000

Total	$191,700

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification Of Directors And Officers

    Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor... [by reason of such person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

    The Registrant's Restated Certificate of Incorporation provides that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duties as a director, except for liability

  •
  for any breach of the director's duty of loyalty to the corporation;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

II–1

  •
  under Section 174 of the DGCL; or

  •
  for any transaction for which the director derived an improper personal benefit.

    Such Restated Certificate of Incorporation further provides that if the DGCL is amended to authorize further reductions in the liability of the corporation's directors for breach of fiduciary duty, then, subject to the approval of the stockholders, a director of the corporation shall not be liable for such breach to the fullest extent permitted by the DGCL, as so amended.

    The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by Delaware law any person made, or threatened to be made, a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director or officer of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director or officer at the request of the Registrant or any predecessor of the Registrant.

    The Registrant has entered into indemnification agreements with its directors and certain of its officers. The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

    See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for Common Stock.
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998).†
4.2	Amended and Restated Rights Agreement, dated as of November 3, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C., including the form of the Certificate of Designations for the Series A Junior Participating Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998).†
5.1	Opinion of Morrison & Foerster LLP together with consent.†
12.1	Computations of ratio of earnings to fixed charges.†
23.1	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).†
23.2	Consent of Arthur Andersen LLP, independent public accountants.
24.1	Power of Attorney (see page II-4 of the Registration Statement on Form S-3, filed November 28, 2000 (Commission File No. 333-50820).†

†
Previously filed

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Item 17. Undertakings

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

II–3

    jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (e)
  The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (f)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose and the State of California, on this 19th day of July, 2001.

DMC STRATEX NETWORKS, INC.
By:	/S/ SAM SMOOKLER Sam Smookler President and Chief Executive Officer

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

CHARLES D. KISSNER* Charles D. Kissner	Chairman of the Board	, 2001
RICHARD C. ALBERDING* Richard C. Alberding	Director	, 2001
PAUL S. BACHOW* Paul S. Bachow	Director	, 2001
JOHN W. COMBS* John W. Combs	Director	, 2001
JAMES D. MEINDL* James D. Meindl, Ph.D.	Director	, 2001
V. FRANK MENDICINO* V. Frank Mendicino	Director	, 2001
/S/ SAM SMOOKLER Sam Smookler	Chief Executive Officer, President and Director	July 19, 2001
/S/ CARL A. THOMSEN Carl. A. Thomsen	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 19, 2001

*By:	/S/ CARL A. THOMSEN
Carl A. Thomsen Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for Common Stock.
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998).†
4.2	Amended and Restated Rights Agreement, dated as of November 3, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C., including the form of the Certificate of Designations for the Series A Junior Participating Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998).†
5.1	Opinion of Morrison & Foerster LLP together with consent.†
12.1	Computations of ratio of earnings to fixed charges.†
23.1	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).†
23.2	Consent of Arthur Andersen LLP, independent public accountants.
24.1	Power of Attorney (see page II-4 of the Registration Statement on Form S-3, filed November 28, 2000 (Commission File No. 333-50820).†

†
Previously filed

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EXPLANATORY NOTE

ABOUT THIS PROSPECTUS SUPPLEMENT
ABOUT DMC STRATEX NETWORKS, INC.
RISK FACTORS
Risks Related to Our Industry
Risks Related to This Offering and Our Stock Price
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
MANAGEMENT
UNDERWRITING
LEGAL MATTERS
EXPERTS

PROSPECTUS SUMMARY
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF SECURITIES WARRANTS
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 15. Indemnification Of Directors And Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
SIGNATURES
EXHIBIT INDEX